JONES, JENSEN & COMPANY
                 CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
                       50 SOUTH MAIN STREET, SUITE 1450
                          SALT LAKE CITY, UTAH 84144
                           TELEPHONE (801) 328-4408
                           FACSIMILE (801) 328-4461



November 20, 1998



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS
              --------------------------------------------------


As independent certified public accountants, we hereby consent to the use of our audit report dated September 9, 1998 (and to all referenced to our Firm) included in or made a part of the Form S-8 registration statement of Nugget Exploration, Inc.


 /s/ Jones, Jensen & Company
Jones, Jensen & Company